Exhibit
19.1

CAL-MAINE
FOODS,
INC.
INSIDER
TRADING
POLICY AND
RELATED
MATTERS
1.
General Applicability
of Policy
This Policy applies
to all transactions
in the securities of Cal
-Maine Foods,
Inc. and
its direct and
indirect subsidiaries
(collectively,
the “Company”),
including all classes of
stock, options
for all classes of
stock and
any
other securities the
Company
may
issue from time
to time, such
as preferred
stock, restricted
stock, restricted
stock units,
warrants
and
convertible
debentures,
as well as to
derivative
securities relating
to the
Company’s
stock, whether
or not issued by
the Company,
such as
exchang
e-traded
options
(“Company’s
securities”).
Except
as otherwise stated
below, the
Policy applies to such
securities
regardless of
whether they
are held in a
brokerage
account,
a KSOP or similar account,
through an
employee
stock purchase
plan
or otherwise. Transactions
subject
to this Policy include purchases,
sales and
gifts. The Policy also applies
to transactions
in the
securities of
other companies
in certain circumstances
as set forth
below. The Policy applies
to all officers
of the
Company,
all member
s
of the
Company’s
Board
of Directors, and
all employees
of, and
consultants
and
contractors
to, the
Company.
This group of people,
and
members
of their immediate
families, members
of their households,
and
their controlled
entities, are
referred to in
this Policy
as “Insiders.”
For purposes
of this Policy,
“immediate
family” means
any family
members whose
transactions
in the Company’s
securities are
directed by
an
Insider or subject
to an
Insider’s influence
or control, and
“controlled entities”
means
any
entity when
transactions
in the Company’s
securities by the entity
are directed
by an
Insider or subject
to an
Insider’s influence
or control.
Insiders
are responsible
for transactions
in the Company’s
securities of immediate
family,
members
of their households
and
of
their controlled
entities and
therefore
should make
them
aware
of the
need to
confer
with the Insider before
transacting
in the
Company’s
securities.
In addition
to the
requirements
of this Policy for all Insiders,
this Policy
contains
additional
requirements
for the
named
individuals
and
individuals holding certain
positions who are
notified by
the Company
of such
additional
requirements
as
described further
below.
2.
Statement
of Policy
2.1.
Transacting
on Material
Nonpublic Information.
No Insider
shall engage
in any
transaction
involving a
purchase,
sale or gift of the
Company’s
securities, including any
offer
to purchase
or offer
to sell, during any period
commencing
with the date
that
he or she possesses
or is aware of
Material
Nonpublic
Information
(defined
below) concerning
the Company,
and
ending at
the time
the information
has
been publicly
disclosed for one
full Trading D
ay
, or at such
time as
such nonpublic
information
is no longer material.
As used herein,
the term
“Trading Day”
shall mean
a day
on which national
stock exchanges
and
the Nasdaq
Stock Market
(“Nasdaq”)
are open
for trading.
This restriction on transacting
does not
apply
to transactions
made
under a
plan
adopted
pursuant
to Securities and
Exchange
Commission
(“SEC”) Rule 10b5
-1(c) (17
C.F.R.
§ 240.10b5
-1(c)) (“Rule 10b5-1(c)”) and
approved
in writing by the Company
(an “approved
Rule 10b5
-1 plan”).
2.2.
Tipping.
No Insider
shall disclose
(“tip”) Material
Nonpublic Information
to any
other
person (including
family
members
and
other employees)
nor shall such
Insider make
recommendations
or express opinions
on the
basis of
Material
Nonpublic Information
as to
transactions
in the Company’s
securities.
2.3.
Confidentiality
of Nonpublic
Information.
Nonpublic
Information
relating to the
Company
is the property
of the Company
and the unauthorized
disclosure of such
information
is forbidden.
In the event
any
Insider receives any
inquiry
from outside
the Company,
such as
from
a stock
analyst,
for information
(particularly
financial
results and/or
projections)
that
may
involve Material
Nonpublic Information,
the inquiry should
be referred to
the Company’s
Disclosure Committee
which is
responsible
for coordinating
and
overseeing the release
of such
information
to the
public, shareholders,
analysts
and
others in
compliance
with applicable
laws and
regulations.
2.4.
Applicability
of Policy
to Material Nonpublic
Information
Regarding Other
Companies.
This Policy
also applies
to Material
Nonpublic Information
relating to other
companies
(a) with which the Company
does business
or (b)
that are
involved in a
potential
transaction
or business relationship
with the Company,
when that
information
is obtained
in the
course of
employment
with, or the performance
of services to
or on behalf
of, the
Company.
Civil and criminal penalties,
and
termination
of employment,
may
result from
transacting
on or “tipping” Material
Nonpublic Information
regarding such other
companies.
All officers, directors,
employees,
consultants
and
contractors
should treat
Material
Nonpublic Information
about
such other
companies
with the same
care required
with respect to information
related
directly to the
Company.

Exhibit
19.1

2.5.
Application
to the
Company
.
It is the
policy of the
Company
that
the Company
will
not engage
in
transactions
in the Company’s
securities in violation of
applicable
securities laws.
3.
Potential Criminal
and Civil
Liability
and/or Disciplinary
Action
3.1.
Liability
for Insider Trading.
Pursuant
to federal
and
state
securities laws, Insiders may
be subject
to
criminal
and civil fines
and penalties
as well as imprisonment
for engaging
in transactions
in
the Company’s
securities at a
time
when they
have
knowledge of
Material
Nonpublic Information
regarding the Company
and
for engaging in transactions
in
another
company’s
securities when they
have
knowledge of
Material
Nonpublic Information
regarding such other
company
gained through
their service
to or on behalf
of the
Company.
3.2.
Liability
for Tipping.
Insiders may
also be liable for
improper transactions
by any
person (commonly
referred
to as
a “tippee”)
to whom
they
have
disclosed Material
Nonpublic Information
regarding the Company
or regarding
another
company
gained through their service to
or on behalf
of the Company,
or to
whom they
have made
recommendations
or
expressed
opinions on
the basis
of such
information
as to
transacting
in the Company’s
or such other
company’s
securities.
Criminal
and
civil
fines
and
penalties
and
imprisonment
have
been
imposed
even when
the disclosing person did not
profit
from
the transaction.
The stock
exchanges
and
securities regulatory authorities
use sophisticated
electronic surveillance
techniques
to uncover
insider trading.
3.3.
Possible Disciplinary
Actions.
Employees
of the
Company
who violate
this Policy shall also be
subject
to
disciplinary
action
by the
Company,
which may
include ineligibility
for future
participation
in the Company’s
equity incentive
plans or termination
of employment.
4.
Transaction
Guidelines
and Requirements
4.1.
Black-Out
Periods and
Transaction
Window.
(a)
Quarterly Black
-Out Period.
The period
beginning at
the close of
market
on the
last Trading
Day
preceding
the last
week of each
fiscal quarter
and
ending at
the time
the financial
results for that
quarter
have
been publicly
disclosed
for one
full Trading
Day
is a particularly
sensitive period of
time for transactions
in the Company’s
stock from
the
perspective
of compliance
with applicable
securities laws.
This sensitivity
is due to
the fact
that
there often
exists Material
Nonpublic
Information
about
the exp
ected financial
results for the quarter
during that
period.
Accordingly, this period of
time
is referred
to as a “quarterly
black
-out” period.
All Insiders who
have been
notified that
they
are subject
to the
quarterly
black-
out period
are prohibited
from
transacting
during such period.
These restrictions
on transactions
do not
apply
to transactions
made
under an
approved
Rule 10b5
-1 plan.
(b)
Mandatory
Transaction
Window.
To ensure
compliance
with this Policy and applicable
federal
and
state
securities laws, the
Company
requires that
all individuals who have
been notified
that
they
are subject
to the
quarterly
black
-out periods refrain
from
conducting
transactions
involving the purchase,
sale or gift of the
Company’s
securities other
than
during the period (the
“transaction
window”) commencing
at
the
time the
financial
results for the preceding
fiscal quarter
or year
have
been publicly
disclosed for one
full Trading
Day
and
continuing until the
close of the
market
on the
last Trading
Day preceding
the last
week of the
then
fiscal quarter.
This restriction on
transactions
does not
apply
to transactions
made
under an
approved
Rule 10b5
-1 plan.
(c)
Event-Specific
Black-Out Period.
From
time to time,
the Company
may
also prohibit
directors,
officers and
potentially a
larger group of
employees, consultants
and
contractors
from
transacting
in securities of the Company
because
of material
developments
known
to the
Company
and
not yet
disclosed to the
public.
In such
event,
directors, officers
and
such employees,
consultants
and
contractors
may
not engage
in any
transaction
involving the purchase,
sale or gift of the
Company’s
securities and
should not
disclose to others
the fact
of such
event
-specific black
-out period.
This restriction does
not apply to
transactions
made
under an approved
Rule 10b5 plan.
The Company
would re-open the
transaction
window at the
time the
information
has
been publicly
disclosed for one
full Trading Day,
or at such
time as
the information
is no longer
material.
The prohibition
against
transacting
during a quarterly
or event
-specific black
-out period
encompasses
the fulfillment
of “limit
orders”
by any
broker, and
the brokers
with whom any
such limit order is placed
must
be so instructed
at
the time
it is
place
d.
It should
be noted
that
even during the
transaction
window, any
person possessing Material
Nonpublic Information
concerning
the Company,
whether or not
subject
to the
quarterly
black
-out period
and
transaction
window, should
not engage
in any
transactions
in the Company’s
securities until such information
has
been known
publicly for one
full Trading Day
,
whether or
not the Company
has recommended
a suspension
of transactions
to that
person.
This restriction does not
apply
to transactions

Exhibit
19.1

made
under an
approved
Rule 10b5
-1 plan.
Transacting
in the company’s securities
during the transaction
window should
not be
considered a “safe
harbor,”
and all
Insiders should
use good
judgment at all
times.
4.2.
Pre-Clearance
of Transactions.
The Company
has
determined
that
all executive
officers and
directors of
the Company
and certain other key persons
identified
by the Company
from
time to time
and
who have
been notified
that
they
have
been so
identified must
refrain from
transacting
in the Company’s
securities, even during the transaction
window, without
first complying
with the
Company’s
“pre-clearance”
process.
Each such
person should
contact
the Company’s
Chief Financial
Officer
prior to commencing
any transaction
in the Company’s
securities.
The Chief
Financial
Officer will consult as necessary
with senior
management
and/or counsel to the Company
before clearing any
proposed
transaction.
Although an
Insider wishing
to transact
pursuant
to an
approved
Rule 10b5
-1 plan need
not seek
preclearance
from
the Company’s
Chief Financial
Officer
before each
transaction
takes place, such
an
insider must obtain
Comp
any
approval
of the
proposed
Rule 10b5
-1 plan before
it
is adopted
.
4.3.
Individual
Responsibility.
Every
Insider has
the individual
responsibility to
comply
with this Policy against
insider
trading.
An Insider
may,
from
time to time,
have
to forego
a proposed
transaction
in the Company’s
securities even i
f
he or she planned
to make
the transaction
before
learning of the
Material
Nonpublic Information
and
even though
the Insider
believes he
or she
may
suffer
an
economic
loss or forego anticipated
profit by
waiting.
5.
Definition of
Material
Nonpublic Information
Information
is
“material”
if there
is a substantial
likelihood that
a reasonable
investor would consider
the information
important
in deciding
whether to
purchase,
sell or hold a security,
or if there
is a substantial
likelihood that
the information
would be
viewed by
a reasonable
investor as
significantly altering the
total
mix of
publicly available
information
about
the Company.
Any information
that
could reasonably
be expected
to affect
the market
price of a
security is likely to be considered
material.
This determination
is made
based
on the
facts
and
circumstances
of each
particular
situation
and
is often evaluated
by
enforcement
personnel with the
benefit
of hindsight.
There are various
categories of
information
that
are particularly
sensitive and,
as a
general rule, should be
considered
material.
Examples
of such
information
include:
●
Financial
results
●
Known
but unannounced
future
earnings or losses
●
News of
a pending
or proposed
merger, or acquisition
●
News of
the disposition
or acquisition
of significant
assets
or opening or
closing of
a significant
business
operation
●
Significant
developments
related
to intellectual
property
●
Significant
developments
involving corporate
relationships
●
Changes
in dividend policy
● Stock splits
●
New equity
or debt offerings
●
Significant
litigation exposure
due to
actual
or threatened
litigation
●
Significant
cybersecurity
incidents
Either positive
or negative
information
may
be material.
The above
list is
not exclusive
and
many
other types
of information
may
be considered
material,
depending
on the
circumstances.
The probability
of whether
an
event
will
or will
not occur,
along
with the
magnitude
of the
potential
event,
affects
the determination
of whether
it is
materia
l.
Nonpublic
information
is information
that has
not been
previously disclosed to
the general
public and
is otherwise not available
to the
general public.
For information
to be considered
public, it must be
widely disseminated
in a manner
making
it generally

Exhibit
19.1

available
to investors, including
through the
issuance
of a
press release or a
filing
with
the SEC. In
addition,
even after
a
public
announcement
of material
information,
a reasonable
period of
time must
elapse in order for
the market
to absorb
and
react
to
the information.
Generally, Insiders
should not
engage in any
transactions
in the Company’s
securities until such information
has
been known
publicly for at
least one
full Trading Day.
Insiders
with questions
concerning whether
particular
information
is Material Nonpublic
Information
may
consult with their
supervisor
or the Company’s
general counsel.
6.
Exceptions
to this Policy
For purposes
of this Policy,
the Company
considers that
the exercise of
stock options
or similar equity awards
for cash
under
any
Company
equity incentive
plan, the
use of
shares delivered
or withheld from
the exercise to
cover the
cost of
the option
exercise or to
cover the
satisfaction
of tax
withholding obligations, and
the purchase
of shares
pursuant
to any
Company
employee
stock purchase
plan
(but not
the sale
or gift of any
shares issued
upon
such exercise or purchase,
not a
cashless
exercise (accomplished
by a sale of
a portion of the
shares issued
upon exercise
of an
option), and
not any
other market
sale for
the purpose
of generating
cash
to pay
the exercise price or taxes)
are exempt
from
this Policy.
The transaction
restrictions under this Policy
do not
apply
to the
grant or award
of options,
restricted stock,
restricted stock
units or
stock application
rights by the Company.
The transaction
restrictions under this Policy do
not apply
to the
vesting,
cancellation
or forfeiture
of stock
options, restricted
stock, restricted
stock units
or stock appreciation
rights in accordance
with
the applicable
plans and
agreements.
However,
the transaction
restrictions do apply
to any
subsequent
transactions
in such
securities
and
to any
sale or gift of Company
securities received upon
the settlement
of any
restricted stock
unit or similar
award.
The Company
may
withhold shares
to cover
taxes
due upon
vesting.
The Policy
does not
apply
to the
purchase
of Company
stock in the
Company’s
KSOP
resulting from periodic contributions
of
money
to the
plan
pursuant
to payroll
deduction
elections.
The Policy does
apply
to certain
elections that
may
be made
under
the KSOP,
including
(a) an
election to increase
or decrease
the percentage
of periodic contributions
to the
KSOP
based
on the
payroll contribution
election that
will be allocated
to Company
stock;
(b) an election
to make
an
intra-plan
transfer
of an
existing
account
balance
into or out
of Company
stock;
(c) an election
to borrow against
a KSOP account
if the loan
will
result
in liquidation
of stock in the
Company
Stock Accounts;
and
(d) an election
to prepay
a KSOP loan if the
prepayment
will
result
in the
allocation
of the
loan
proceeds
to any
Company
Stock Accounts.
Any purchase
of the
Company’s
securities from the
Company
or sales of the
Company’s
securities to the Company
are not
subject
to this Policy.
Transactions
made
pursuant
to and
in compliance
with an approved
Rule 10b5
-1 plan are
not subject
to the
transaction
restrictions
in this Policy.
7. Special Situations
7.1.
Section 16
and Rule 144
Restrictions and
Reporting
for Directors
and Certain
Officers.
Section 16
of
the Securities
Exchange
Act of 1934,
as amended
(“Section 16”), and
Rule 144
under the
Securities Act of 1933,
as amended
(“Rule 144”)
impose additional
transaction
restrictions and
reporting obligations on
directors, certain
officers and
certain
principal
stockholders.
The Company
will
notify
its directors and
officers subject
to these
additional
restrictions and
reporting
requirements
and
provide additional
information
regarding compliance.
Some transactions
that
are not
subject
to restrictions under
this Policy may
nevertheless
be subject
to Section
16 and
Rule 144,
so in addition
to this Policy,
directors and
notified officers
should consult the
additional
information
provided
by the
Comp
an y
before
transacting
in the Company’s
securities.
7.2.
Short Sales.
While employees
who are not
executive
officers and
directors are not
prohibited by
law from
engaging in
short sales of
the Company’s
securities, the Company
believes it is inappropriate
for employees
to engage
in such
transactions
and
therefore
strongly discourages
all employees
from
such activity.
7.3.
Hedging
and Other Derivative
Transactions
.
Hedging
or monetization
transactions
can
be accomplished
through a number
of possible
mechanisms,
including through
the use of financial
instruments
such as prepaid
variable forwards,
equity swaps,
publicly traded
options,
collars and
exchange
funds. Such transactions
may
permit a
director, officer
or employee
to continue
to own Company
securities obtained
through employee
benefit
plans or otherwise, but
without the
full risks and
rewards
of ownership. When
that
occurs, the
director, officer
or employee
may
no longer have
the same
objectives
as the
Company’s
other stockholders.
Therefore, Insiders
are prohibited
from
engaging in any
such transactions.

Exhibit
19.1

7.4.
Margin Accounts
and Pledging
Transactions
.
Securities
held in a
margin account
as collateral
for a
margin loan
may
be sold by the
broker without
the customer’s
consent
if the customer
fails to meet
a margin
call. Securities
pledged
as collateral
for a
loan
may
be sold in foreclosure
if the borrower defaults
on the
loan. Because
a margin
sale or
foreclosure sale
may
occur at a
time when the
pledgor is aware of
Material
Nonpublic Information
or otherwise is not permitted
to transact
in the Company’s
securities, persons subject
to this Policy are prohi
bited from
holding the Company’s
securities in a
margin account
or otherwise pledging
the Company’s
securities as collateral
for a loan,
except
(1) for those
Company
securities
held in a
margin account
or otherwise pledged as
collateral
for a
loan
as of
July 23, 2024
and
(2) pledges of the
Company’s
securities
as collateral
for a
loan
(not including margin
debt) when
the person
demonstrates
to the
Company
the financial
capacity
to repay
the loan
without resorting to the
pledged securities, with the prior approval
of the
Company.
8.
Adoption
and Amendment
This Policy was
adopted
by the Board of
Directors of Cal
-Maine Foods,
Inc. effective
March
31,
2026
and
supersedes
previous
versions
of the
policy.
This Policy
may
be amended
from
time to time
in the discretion
of the
Company.